Filed Pursuant to Rule 433
                                                 Registration No.: 333-132249-13

      The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

      The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                         THE SERIES 2007-1 CERTIFICATES

                              Initial        Pass-
                              Class         Through
Class                       Balance(1)      Rate(2)     Principal Types                               Interest Types
------------------------   -------------    -------     -------------------------------------------   -------------------------
Offered Certificates
Class 1-A-1 ............     $38,568,000         (6)    Senior, Pass-Through                          Variable Rate
Class 2-A-1 ............     $63,977,000         (7)    Super Senior, Pass-Through                    Variable Rate
Class 2-A-2 ............      $7,109,000         (7)    Super Senior Support, Pass-Through            Variable Rate
Class 3-A-1(8) .........     $13,980,000      5.750%    Super Senior, Lockout, Exchangeable REMIC     Fixed Rate
                                 '                      Super Senior Support, Lockout, Exchangeable
Class 3-A-2(8) .........      $1,554,000      5.750%    REMIC                                         Fixed Rate
Class 3-A-3(8) .........              (9)     6.000%    Senior, Notional Amount, Exchangeable REMIC   Fixed Rate, Interest Only
                                 '                      Super Senior, Planned Amortization,
Class 3-A-4(8) .........     $69,911,000      5.500%    Exchangeable REMIC                            Fixed Rate
Class 3-A-5(8) .........              (9)     6.000%    Senior, Notional Amount, Exchangeable REMIC   Fixed Rate, Interest Only
                                 '                      Super Senior, Planned Amortization,
Class 3-A-6(8) .........      $9,883,000      5.500%    Exchangeable REMIC                            Fixed Rate
Class 3-A-7(8) .........              (9)     6.000%    Senior, Notional Amount, Exchangeable REMIC   Fixed Rate, Interest Only
                                 '                      Super Senior, Planned Amortization,
Class 3-A-8(8) .........     $12,047,000      5.500%    Exchangeable REMIC                            Fixed Rate
Class 3-A-9(8) .........              (9)     6.000%    Senior, Notional Amount, Exchangeable REMIC   Fixed Rate, Interest Only
Class 3-A-10 ...........     $10,205,000      6.000%    Super Senior Support, Planned Amortization    Fixed Rate
                                 '                      Super Senior, Accretion Directed, Targeted
Class 3-A-11 ...........     $31,318,000        (10)    Amortization                                  Floating Rate
                                 '                                                                    Inverse Floating Rate,
Class 3-A-12(8) ........              (9)       (11)    Senior, Notional Amount, Exchangeable REMIC   Interest Only
                                                        Super Senior Support, Lockout, Exchangeable
Class 3-A-13(8) ........      $4,090,000      6.000%    REMIC                                         Fixed Rate
                                                        Senior, Accretion Directed, Targeted
Class 3-A-14 ...........         $10,000      6.000%    Amortization                                  Accrual, Fixed Rate
Class 3-A-15 ...........         $10,000      6.000%    Senior, Companion                             Accrual, Fixed Rate
Class 3-A-16 ...........     $30,000,000        (12)    Super Senior, Companion                       Floating Rate
                                                                                                      Inverse Floating Rate,
Class 3-A-17(8) ........              (9)       (13)    Senior, Notional Amount, Exchangeable REMIC   Interest Only
Class 3-A-18(8) ........     $15,534,000      5.750%    Senior, Lockout, Exchangeable                 Fixed Rate
Class 3-A-19(8) ........     $13,980,000      6.000%    Super Senior, Lockout, Exchangeable           Fixed Rate
Class 3-A-20(8) ........      $1,554,000      6.000%    Super Senior Support, Lockout, Exchangeable   Fixed Rate
Class 3-A-21(8 .........     $15,534,000      6.000%    Senior, Lockout, Exchangeable                 Fixed Rate
Class 3-A-22(8) ........      $5,644,000      6.000%    Super Senior Support, Lockout, Exchangeable   Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-23(8) ........     $69,911,000      5.750%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-24(8) ........     $69,911,000      6.000%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-25(8) ........      $9,883,000      5.750%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-26(8) ........      $9,883,000      6.000%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-27(8) ........     $12,047,000      5.750%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-28(8) ........     $12,047,000      6.000%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-29(8) ........     $79,794,000      5.500%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-30(8) ........     $79,794,000      5.750%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-31(8) ........     $79,794,000      6.000%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-32(8) ........     $91,841,000      5.500%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-33(8) ........     $91,841,000      5.750%    Exchangeable                                  Fixed Rate
                                                        Super Senior, Planned Amortization,
Class 3-A-34(8) ........     $91,841,000      6.000%    Exchangeable                                  Fixed Rate
                                                                                                      Inverse Floating Rate,
Class 3-A-35(8) ........              (9)       (14)    Senior, Notional Amount, Exchangeable         Interest Only
Class 3-A-R ............            $100      6.000%    Senior, Sequential Pay                        Fixed Rate
Class 3-IO .............              (9)     6.000%    Senior, Notional Amount                       Fixed Rate, Interest Only
Class 3-PO .............        $575,818        (15)    Senior, Ratio Strip                           Principal Only
Class 4-A-1 ............     $40,000,000        (16)    Senior, Pass-Through                          Variable Rate
Class M ................      $7,302,000        (17)    Subordinated                                  Variable Rate
Class B-1 ..............      $3,562,000        (17)    Subordinated                                  Variable Rate
Class B-2 ..............      $4,097,000        (17)    Subordinated                                  Variable Rate
Class B-3 ..............      $3,028,000        (17)    Subordinated                                  Variable Rate

Non-Offered Certificates
Class B-4 ..............      $1,959,000        (17)    Subordinated                                  Variable Rate
Class B-5 ..............      $1,603,000        (17)    Subordinated                                  Variable Rate
Class B-6 ..............      $1,424,996        (17)    Subordinated                                  Variable Rate


                                                  Incremental                         Final Scheduled
Class                      Minimum Denomination   Denomination   Certificate Form   Distribution Date(4)
------------------------   --------------------   ------------   ----------------   --------------------
Offered Certificates
Class 1-A-1 ............                 $1,000             $1      Book-Entry         April 25, 2022
Class 2-A-1 ............                 $1,000             $1      Book-Entry         April 25, 2037
Class 2-A-2 ............                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-1(8) .........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-2(8) .........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-3(8) .........               $100,000             $1      Book-Entry         April 25, 2037

Class 3-A-4(8) .........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-5(8) .........               $100,000             $1      Book-Entry         April 25, 2037

Class 3-A-6(8) .........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-7(8) .........               $100,000             $1      Book-Entry         April 25, 2037

Class 3-A-8(8) .........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-9(8) .........               $100,000             $1      Book-Entry         April 25, 2037
Class 3-A-10 ...........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-11 ...........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-12(8) ........             $1,000,000             $1      Book-Entry         April 25, 2037

Class 3-A-13(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-14 ...........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-15 ...........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-16 ...........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-17(8) ........             $1,000,000             $1      Book-Entry         April 25, 2037
Class 3-A-18(8) ........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-19(8) ........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-20(8) ........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-21(8 .........                 $1,000             $1      Book-Entry         April 25, 2037
Class 3-A-22(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-23(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-24(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-25(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-26(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-27(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-28(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-29(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-30(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-31(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-32(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-33(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-34(8) ........                 $1,000             $1      Book-Entry         April 25, 2037

Class 3-A-35(8) ........             $1,000,000             $1      Book-Entry         April 25, 2037
Class 3-A-R ............                   $100       N/A           Definitive         April 25, 2037
Class 3-IO .............             $1,000,000             $1      Book-Entry         April 25, 2037
Class 3-PO .............                $25,000             $1      Book-Entry         April 25, 2037
Class 4-A-1 ............                 $1,000             $1      Book-Entry         April 25, 2037
Class M ................                $25,000             $1      Book-Entry         April 25, 2037
Class B-1 ..............                $25,000             $1      Book-Entry         April 25, 2037
Class B-2 ..............                $25,000             $1      Book-Entry         April 25, 2037
Class B-3 ..............                $25,000             $1      Book-Entry         April 25, 2037

Non-Offered Certificates
Class B-4 ..............           N/A                N/A              N/A                  N/A
Class B-5 ..............           N/A                N/A              N/A                  N/A
Class B-6 ..............           N/A                N/A              N/A                  N/A

                             Initial Rating of Certificates(5)
                           ------------------------------------
Class                         Fitch      S&P        Moody's
------------------------   -----------   ----   ---------------
Offered Certificates
Class 1-A-1 ............       AAA       None         Aaa
Class 2-A-1 ............       AAA       None         Aaa
Class 2-A-2 ............       AAA       None         Aaa
Class 3-A-1(8) .........       AAA       None         Aaa

Class 3-A-2(8) .........       AAA       None         Aaa
Class 3-A-3(8) .........       AAA       None         Aaa

Class 3-A-4(8) .........       AAA       AAA          Aaa
Class 3-A-5(8) .........       AAA       AAA          Aaa

Class 3-A-6(8) .........       AAA       AAA          Aaa
Class 3-A-7(8) .........       AAA       AAA          Aaa

Class 3-A-8(8) .........       AAA       AAA          Aaa
Class 3-A-9(8) .........       AAA       AAA          Aaa
Class 3-A-10 ...........       AAA       None         Aa1

Class 3-A-11 ...........       AAA       AAA          Aaa

Class 3-A-12(8) ........       AAA       None         Aaa

Class 3-A-13(8) ........       AAA       None         Aaa

Class 3-A-14 ...........       AAA       None         Aaa
Class 3-A-15 ...........       AAA       None         Aaa
Class 3-A-16 ...........       AAA       AAA          Aaa

Class 3-A-17(8) ........       AAA       None         Aaa
Class 3-A-18(8) ........       AAA       None         Aaa
Class 3-A-19(8) ........       AAA       None         Aaa
Class 3-A-20(8) ........       AAA       None         Aaa
Class 3-A-21(8 .........       AAA       None         Aaa
Class 3-A-22(8) ........       AAA       None         Aaa

Class 3-A-23(8) ........       AAA       AAA          Aaa

Class 3-A-24(8) ........       AAA       AAA          Aaa

Class 3-A-25(8) ........       AAA       AAA          Aaa

Class 3-A-26(8) ........       AAA       AAA          Aaa

Class 3-A-27(8) ........       AAA       AAA          Aaa

Class 3-A-28(8) ........       AAA       AAA          Aaa

Class 3-A-29(8) ........       AAA       AAA          Aaa

Class 3-A-30(8) ........       AAA       AAA          Aaa

Class 3-A-31(8) ........       AAA       AAA          Aaa

Class 3-A-32(8) ........       AAA       AAA          Aaa

Class 3-A-33(8) ........       AAA       AAA          Aaa

Class 3-A-34(8) ........       AAA       AAA          Aaa

Class 3-A-35(8) ........       AAA       None         Aaa
Class 3-A-R ............       AAA       None        None
Class 3-IO .............       AAA       None         Aaa
Class 3-PO .............       AAA       None         Aaa
Class 4-A-1 ............       AAA       None         Aaa
Class M ................       AA+        AA          Aa2
Class B-1 ..............       AA        None        None
Class B-2 ..............        A        None        None
Class B-3 ..............       BBB       None        None

Non-Offered Certificates
Class B-4 ..............       BB        None        None
Class B-5 ..............        B        None        None
Class B-6 ..............      None       None        None

--------------------------

(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%. The initial class balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial class balance of such class. The maximum initial class balance of a class of exchangeable REMIC Certificates represents the initial class balance of such class prior to any exchanges. The maximum initial class balance of a class of exchangeable certificates represents the maximum class balance of such class that could be issued in an exchange.

(2) With respect to a class of exchangeable certificates, the effective per annum rate on the outstanding portion of the maximum initial class balance or the maximum initial notional amount of such class.

(3) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the related loan group or loan groups, as the case may be. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(4)   [Reserved]

(5) The offered certificates will not be issued unless they receive at least the ratings set forth in this table.

(6) Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 1. For the initial distribution date in April 2007, this rate is expected to be approximately 6.1026%.

(7) Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 2. For the initial distribution date in April 2007, this rate is expected to be approximately 6.5069%.

(8) Each of these classes is exchangeable, in combination with other classes or individually for certain other class or classes of certificates.

(9) These Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts set forth in the table below. The initial notional amounts shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial notional amount of such class. The maximum initial notional amount of a class of exchangeable REMIC certificates represents the initial notional amount of such class prior to any exchanges. The maximum initial notional amount of a class of exchangeable certificates represents the maximum notional amount that could be issued in an exchange.

                                    Initial Notional
                                   Amount or Maximum
                                    Initial Notional
                         Class    Amount (Approximate)
                         ------   --------------------
                         3-A-3                $647,250
                         3-A-5              $5,825,916
                         3-A-7                $823,583
                         3-A-9              $1,003,916
                         3-A-12            $31,318,000
                         3-A-17            $30,000,000
                         3-A-35            $61,318,000
                          3-IO             $20,392,665

(10) During the initial interest accrual period, interest will accrue on the Class 3-A-11 Certificates at the rate of 5.920% per annum. During each interest accrual period after the initial, interest will accrue on the Class 3-A-11 Certificates at a per annum rate equal to (i) 0.600% plus
      (ii) one-month LIBOR, subject to a minimum rate of 0.600% and a maximum rate of 6.000%. In addition, under certain circumstances, the Class 3-A-11 Certificates will be entitled to amounts received under a yield maintenance agreement.

(11) During the initial interest accrual period, interest will accrue on the Class 3-A-12 Certificates at the rate of 0.080% per annum. During each interest accrual period after the initial, interest will accrue on the Class 3-A-12 Certificates at a per annum rate equal to (i) 5.400% minus
      (ii) one-month LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 5.400%.

(12) During the initial interest accrual period, interest will accrue on the Class 3-A-16 Certificates at the rate of 5.920% per annum. During each interest accrual period after the initial, interest will accrue on the Class 3-A-16 Certificates at a per annum rate equal to (i) 0.600% plus
      (ii) one-month LIBOR, subject to a minimum rate of 0.600% and a maximum rate of 6.000%. In addition, under certain circumstances, the Class 3-A-16 Certificates will be entitled to amounts received under a yield maintenance agreement.

(13) During the initial interest accrual period, interest will accrue on the Class 3-A-17 Certificates at the rate of 0.080% per annum. During each interest accrual period after the initial, interest will accrue on the Class 3-A-17 Certificates at a per annum rate equal to (i) 5.400% minus
      (ii) one-month LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 5.400%.

(14) During the initial interest accrual period, interest will accrue on the Class 3-A-35 Certificates at the rate of 0.080% per annum. During each interest accrual period after the initial, interest will accrue on the Class 3-A-35 Certificates at a per annum rate equal to (i) 5.400% minus
      (ii) one-month LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 5.400%.

(15) The Class 3-PO Certificates are principal only certificates and will not be entitled to distributions of interest.

(16) Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 2 and loan group 3. For the initial distribution date in April 2007, this rate is expected to be approximately 6.5782%.

(17) Interest will accrue on these certificates for each distribution date at the per annum rate described below. For the initial distribution date in April 2007, this rate is expected to be approximately 6.1894% per annum.

      The pass-through rate for each class of Subordinate Certificates for each Distribution Date will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount for the related loan group or assumed loan group, as applicable) of (i) with respect to loan group 1, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in loan group 1, (ii) with respect to loan group 2, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in loan group 2, (iii) with respect to Assumed Loan Group 3, 6.000% and (iv) with respect to Assumed Loan Group 4, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in loan group
3. For the initial Distribution Date in April 2007, this rate is expected to be approximately 6.1894% per annum.

      The "Group Subordinate Amount" for any Distribution Date and (a) loan group 1 is the excess of the Pool Principal Balance for loan group 1 over the aggregate Class Balance of the Senior Non-PO Certificates of such group immediately prior to such date, (b) loan group 2 is the excess of the Pool Principal Balance for loan group 2 over the sum of (1) the aggregate Class Balance of the Senior Non-PO Certificates of group 2 immediately prior to such date and (2) the Loan Group 2 Class 4-A-1 Portion immediately prior to such date, (c) Assumed Loan Group 3 is the excess of the Pool Principal Balance (Non-PO Portion) for Assumed Loan Group 3 over the aggregate Class Balance of the Senior Non-PO Certificates of group 3 immediately prior to such date and (d) Assumed Loan Group 4 is the excess of the Pool Principal Balance (Non-PO Portion) for Assumed Loan Group 4 over the Loan Group 3 Class 4-A-1 Portion immediately prior to such date.

      "Assumed Loan Group 3" represents approximately 86.4254982888% of each group 3 Mortgage Loan.

      "Assumed Loan Group 4" represents approximately 13.5745017112% of each group 3 Mortgage Loan.

      Senior Principal Distribution Amount

      The following paragraphs describe the calculation of distributions on the Certificates, other than the Exchangeable Certificates. In the event that all or a portion of a class of Exchangeable REMIC Certificates is exchanged for a proportionate portion of a class of Exchangeable Certificates in a related Exchangeable Combination, a class of such Exchangeable Certificates entitled to principal will be entitled to a proportionate share of the principal distributions otherwise payable on the class of Exchangeable REMIC Certificates in the order of priority assigned to such class of Exchangeable REMIC Certificates. The allocation of the applicable portion of the related Senior Principal Distribution Amount to a class of Exchangeable REMIC Certificates will be made assuming no exchanges have ever occurred. Amounts distributable to Exchangeable Certificates will be made as described herein.

      For the Senior Certificates of group 1:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Group 1 Senior Principal Distribution Amount for that Distribution Date and (b) the Pool Distribution Amount for group 1 remaining after distributions of interest on the Group 1 Senior Certificates, as principal, to the Class 1-A-1 Certificates until their Class Balance has been reduced to zero.

      For the Senior Certificates of group 2:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Group 2 Senior Principal Distribution Amount for that Distribution Date and (b) the Pool Distribution Amount for group 2 remaining after distributions of interest on the Group 2 Senior Certificates, as principal, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

      For the Senior Non-PO Certificates of group 3:

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the 3-A-14 Certificates, the Class 3-A-14 Accrual Distribution Amount will be allocated sequentially, to the Class 3-A-11 and Class 3-A-14 Certificates, in that order, until their Class Balances have been reduced to zero.

      II. On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Group 3 Senior Principal Distribution Amount for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for group 3 remaining after distributions of interest on the Group 3 Senior Certificates and (2) a fraction, the numerator of which is the Group 3 Senior Principal Distribution Amount and the denominator of which is the sum of the PO Principal Amount and the Group 3 Senior Principal Distribution Amount, as principal, sequentially, as follows:

      first, to the Class 3-A-R Certificate, until its Class Balance has been reduced to zero;

      second, concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-13 Certificates, pro rata, up to the Group 3 Priority Amount for that Distribution Date;

      third, concurrently, up to the PAC Principal Amount for such Distribution Date, as follows:

                  (A) approximately 89.9996080199%, sequentially, to the Class
            3-A-4, Class 3-A-6 and Class 3-A-8 Certificates, in that order, until their Class Balances have been reduced to zero; and

                  (B) approximately 10.0003919801% to the Class 3-A-10
            Certificates, until their Class Balance has been reduced to zero;

      fourth, concurrently, as follows:

                  (A) approximately 51.0906778832%, sequentially, as follows:

                        (i) sequentially, up to the TAC Principal Amount for
                  such Distribution Date, to the Class 3-A-11 and Class 3-A-14 Certificates, in that order, until their Class Balances have been reduced to zero;

                        (ii) to the Class 3-A-15 Certificates, until their Class
                  Balance has been reduced to zero; and

                        (iii) sequentially, to the Class 3-A-11 and Class 3-A-14
                  Certificates, in that order, until their Class Balances have been reduced to zero;

                  (B) approximately 48.9093221168% to the Class 3-A-16
            Certificates, until their Class Balance has been reduced to zero;

      fifth, concurrently, as follows:

                  (A) approximately 89.9996080199%, sequentially, to the Class
            3-A-4, Class 3-A-6 and Class 3-A-8 Certificates, in that order, until their Class Balances have been reduced to zero; and

                  (B) approximately 10.0003919801% to the Class 3-A-10
            Certificates, until their Class Balance has been reduced to zero;
            and

      sixth, concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-13 Certificates, pro rata, until their Class Balances have been reduced to zero.

      III. On each Distribution Date occurring prior to the Accretion Termination Date for the 3-A-15 Certificates, the Class 3-A-15 Accrual Distribution Amount will be allocated sequentially, as follows:

      first, sequentially, up to the TAC Principal Amount for such Distribution Date, to the Class 3-A-11 and Class 3-A-14 Certificates, in that order, until their Class Balances have been reduced to zero; and

      second, to the Class 3-A-15 Certificates, until their Class Balance has been reduced to zero.

      For the Senior Certificates of group 4:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Group 4 Senior Principal Distribution Amount for that Distribution Date and (b) the Pool Distribution Amount for group 4 remaining after distributions of interest on the Group 4 Senior Certificates will be distributed, as principal, to the Class 4-A-1 Certificates, until their Class Balance has been reduced to zero.

      The preceding distribution priorities for a group will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates of such group will be distributed concurrently, as principal to such classes, pro rata, based on their Class Balances.

      In the event that all or a portion of a class of Exchangeable REMIC Certificates is exchanged for a proportionate portion of the class of Exchangeable Certificates in the related Exchangeable Combination, the class of such Exchangeable Certificates entitled to principal will be entitled to a proportionate share of the principal distributions on the class of Exchangeable REMIC Certificates in the order of priority assigned to such class of Exchangeable REMIC Certificates.

The Yield Maintenance Agreements

      The Trustee, on behalf of the Issuing Entity, will enter into two separate yield maintenance agreements with the Sponsor, as Counterparty, which will be for the benefit of (i) the Class 3-A-11 Certificates (the "Class 3-A-11 Yield Maintenance Agreement" and (ii) the Class 3-A-16 Certificates (the "Class 3-A-16 Yield Maintenance Agreement," and together with the Class 3-A-11 Yield Maintenance Agreement, the "Yield Maintenance Agreements").

      With respect to the Class 3-A-11 Yield Maintenance Agreement , for any Distribution Date prior to and including the Distribution Date in July 2010, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.40% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 3-A-11 Reserve Fund, the Class 3-A-11 Yield Maintenance Agreement Payment. The "Class 3-A-11 Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) one-month LIBOR exceeds (ii) 5.40%, (b) the lesser of (x) the Class Balance of the Class 3-A-11 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the applicable table in Appendix E and (c) one-twelfth. The Counterparty is required to make any Class 3-A-11 Yield Maintenance Agreement Payment on the twenty-third day of each month in which a Distribution Date occurs (or, if not a business day, the immediately preceding business day).

      With respect to the Class 3-A-16 Yield Maintenance Agreement , for any Distribution Date prior to and including the Distribution Date in July 2010, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.40% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 3-A-16 Reserve Fund, the Class 3-A-16 Yield Maintenance Agreement Payment. The "Class 3-A-16 Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.90% exceeds (ii) 5.40%, (b) the lesser of (x) the Class Balance of the Class 3-A-16 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the applicable table in Appendix E and (c) one-twelfth. The Counterparty is required to make any Class 3-A-16 Yield Maintenance Agreement Payment on the twenty-third day of each month in which a Distribution Date occurs (or, if not a business day, the immediately preceding business day).

      Priority Amount

      On each Distribution Date prior to the Senior Credit Support Depletion Date, to the extent funds are available, an amount up to the Group 3 Priority Amount for such Distribution Date will be distributed as principal to the Class 3-A-1, Class 3-A-2 and Class 3-A-13 Certificates in accordance with the priorities described above under "-- Senior Principal Distribution Amount."

      The "Group 3 Priority Amount" for any Distribution Date will be equal to the lesser of (i) the aggregate Class Balance of the Class 3-A-1, Class 3-A-2 and Class 3-A-13 Certificates and (ii) the product of the Non-PO Principal Amount for Assumed Loan Group 3, (b) the Shift Percentage and (c) the Group 3 Priority Percentage.

      The "Group 3 Priority Percentage" for any Distribution Date will equal (i) the aggregate Class Balance of the Class 3-A-1, Class 3-A-2 and Class 3-A-13 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for Assumed Loan Group 3.

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                      Shift Percentage
------------------------------------------------    ----------------
April 2007 through March 2012...................           0%
April 2012 through March 2013...................           30%
April 2013 through March 2014...................           40%
April 2014 through March 2015...................           60%
April 2015 through March 2016...................           80%
April 2016 and thereafter.......................          100%

      PAC Principal Amount and TAC Principal Amount

      As used above, the "PAC Principal Amount" for any Distribution Date and the Class 3-A-4, Class 3-A-6, Class 3-A-8 and Class 3-A-10 Certificates (the "PAC Group") means the amount, if any, that would reduce the aggregate Class Balance of the PAC Group to the applicable balance shown in the related table set forth below for that Distribution Date.

      The "PAC Certificates" consist of the PAC Group and the Class 3-A-23, Class 3-A-24, Class 3-A-25, Class 3-A-26, Class 3-A-27, Class 3-A-28, Class 3-A-29, Class 3-A-30, Class 3-A-31, Class 3-A-32, Class 3-A-33 and Class 3-A-34 Certificates.

      As used above, the "TAC Principal Amount" for any Distribution Date and for the Class 3-A-11 and Class 3-A-14 Certificates (the "TAC Certificates" or the "TAC Group") means the amount, if any, that would reduce the aggregate Class Balance of the TAC Group to the applicable balance shown in the related table set forth below for that Distribution Date.

            Planned Balance Schedules and Targeted Balance Schedules

                     Planned Balance Schedules and
                       Targeted Balance Schedules
                     ------------------------------
Distribution Date    PAC Group ($)    TAC Group ($)
------------------   --------------   -------------
Initial Balance ..   102,046,000.00   31,328,000.00
April 25, 2007 ...   100,541,080.58   31,046,633.29
May 25, 2007 .....    99,046,821.78   30,636,087.76
June 25, 2007 ....    97,563,249.56   30,098,952.30
July 25, 2007 ....    96,090,290.37   29,438,229.86
August 25, 2007 ..    94,627,871.19   28,657,402.55
September 25, 2007    93,175,919.50   27,760,422.65
October 25, 2007 .    91,734,363.29   26,751,700.40
November 25, 2007     90,303,131.05   25,636,088.79
December 25, 2007     88,882,151.79   24,422,042.64
January 25, 2008 .    87,471,354.99   23,147,466.19
February 25, 2008     86,070,670.63   21,890,307.56
March 25, 2008 ...    84,680,029.19   20,674,021.33
April 25, 2008 ...    83,299,361.63   19,497,582.35
May 25, 2008 .....    81,928,599.40   18,359,989.57
June 25, 2008 ....    80,567,674.41   17,260,265.50
July 25, 2008 ....    79,216,519.07   16,197,455.62
August 25, 2008 ..    77,875,066.24   15,170,627.90
September 25, 2008    76,543,249.28   14,178,872.24
October 25, 2008 .    75,221,001.98   13,221,300.02
November 25, 2008     73,908,258.63   12,297,043.54
December 25, 2008     72,604,953.96   11,405,255.58
January 25, 2009 .    71,311,023.15   10,545,108.92
February 25, 2009     70,026,401.85    9,715,795.87
March 25, 2009 ...    68,751,026.15    8,916,527.83
April 25, 2009 ...    67,484,832.60    8,146,534.85
May 25, 2009 .....    66,227,758.19    7,405,065.18
June 25, 2009 ....    64,979,740.34    6,691,384.87
July 25, 2009 ....    63,740,716.92    6,004,777.35
August 25, 2009 ..    62,510,626.24    5,344,543.04
September 25, 2009    61,289,407.03    4,709,998.95
October 25, 2009 .    60,076,998.45    4,100,478.28
November 25, 2009     58,873,340.10    3,515,330.09
December 25, 2009     57,678,372.00    2,953,918.88
January 25, 2010 .    56,492,034.58    2,415,624.26
February 25, 2010     55,314,268.69    1,899,840.62
March 25, 2010 ...    54,145,015.61    1,405,976.75
April 25, 2010 ...    52,984,217.02      933,455.53
May 25, 2010 .....    51,831,815.01      481,713.60
June 25, 2010 ....    50,687,752.08       50,201.03
July 25, 2010 ....    49,551,971.13           -----
August 25, 2010 ..    48,424,415.46           -----
September 25, 2010    47,305,028.77           -----
October 25, 2010 .    46,193,755.17           -----
November 25, 2010     45,090,539.15           -----
December 25, 2010     43,995,325.57           -----
January 25, 2011 .    42,908,059.72           -----
February 25, 2011     41,828,687.24           -----
March 25, 2011 ...    40,757,154.17           -----
April 25, 2011 ...    39,693,406.93           -----
May 25, 2011 .....    38,637,392.30           -----
June 25, 2011 ....    37,589,057.45           -----
July 25, 2011 ....    36,548,349.92           -----
August 25, 2011 ..    35,515,217.62           -----
September 25, 2011    34,489,608.82           -----
October 25, 2011 .    33,471,472.16           -----
November 25, 2011     32,460,756.64           -----
December 25, 2011     31,457,411.62           -----
January 25, 2012 .    30,461,386.82           -----
February 25, 2012     29,472,632.30           -----
March 25, 2012 ...    28,491,098.50           -----
April 25, 2012 ...    27,589,428.33           -----
May 25, 2012 .....    26,694,700.60           -----
June 25, 2012 ....    25,806,866.90           -----
July 25, 2012 ....    24,925,879.14           -----
August 25, 2012 ..    24,051,689.55           -----
September 25, 2012    23,184,250.72           -----
October 25, 2012 .    22,323,515.59           -----
November 25, 2012     21,478,001.99           -----
December 25, 2012     20,651,365.09           -----
January 25, 2013 .    19,843,232.81           -----
February 25, 2013     19,053,240.17           -----
March 25, 2013 ...    18,281,029.11           -----
April 25, 2013 ...    17,582,521.67           -----
May 25, 2013 .....    16,900,303.54           -----
June 25, 2013 ....    16,234,044.48           -----
July 25, 2013 ....    15,583,420.62           -----
August 25, 2013 ..    14,948,114.32           -----
September 25, 2013    14,327,814.10           -----
October 25, 2013 .    13,722,214.47           -----
November 25, 2013     13,131,015.82           -----
December 25, 2013     12,553,924.37           -----
January 25, 2014 .    11,990,651.98           -----
February 25, 2014     11,440,916.11           -----
March 25, 2014 ...    10,904,439.65           -----
April 25, 2014 ...    10,483,271.71           -----
May 25, 2014 .....    10,072,772.92           -----
June 25, 2014 ....     9,672,711.41           -----
July 25, 2014 ....     9,282,860.05           -----
August 25, 2014 ..     8,902,996.25           -----
September 25, 2014     8,532,901.98           -----
October 25, 2014 .     8,172,363.60           -----
November 25, 2014      7,821,171.80           -----
December 25, 2014      7,479,121.54           -----
January 25, 2015 .     7,146,011.93           -----
February 25, 2015      6,821,646.17           -----
March 25, 2015 ...     6,505,831.46           -----
April 25, 2015 ...     6,287,091.59           -----
May 25, 2015 .....     6,074,048.09           -----
June 25, 2015 ....     5,866,569.96           -----
July 25, 2015 ....     5,664,529.01           -----
August 25, 2015 ..     5,467,799.79           -----
September 25, 2015     5,276,259.56           -----
October 25, 2015 .     5,089,788.19           -----
November 25, 2015      4,908,268.17           -----
December 25, 2015      4,731,584.49           -----
January 25, 2016 .     4,559,624.63           -----
February 25, 2016      4,392,278.49           -----
March 25, 2016 ...     4,229,438.36           -----
April 25, 2016 ...     4,144,297.78           -----
May 25, 2016 .....     4,060,818.38           -----
June 25, 2016 ....     3,978,964.56           -----
July 25, 2016 ....     3,898,709.05           -----
August 25, 2016 ..     3,820,021.25           -----
September 25, 2016     3,742,871.12           -----
October 25, 2016 .     3,667,229.22           -----
November 25, 2016      3,593,066.63           -----
December 25, 2016      3,520,323.95           -----
January 25, 2017 .     3,448,973.56           -----
February 25, 2017      3,378,859.99           -----
March 25, 2017 ...     3,310,055.12           -----
April 25, 2017 ...     3,242,601.88           -----
May 25, 2017 .....     3,176,474.29           -----
June 25, 2017 ....     3,111,646.85           -----
July 25, 2017 ....     3,048,094.56           -----
August 25, 2017 ..     2,985,792.90           -----
September 25, 2017     2,924,717.80           -----
October 25, 2017 .     2,864,845.64           -----
November 25, 2017      2,806,153.27           -----
December 25, 2017      2,748,617.97           -----
January 25, 2018 .     2,692,217.45           -----
February 25, 2018      2,636,929.84           -----
March 25, 2018 ...     2,582,733.68           -----
April 25, 2018 ...     2,529,607.95           -----
May 25, 2018 .....     2,477,531.98           -----
June 25, 2018 ....     2,426,485.53           -----
July 25, 2018 ....     2,376,448.73           -----
August 25, 2018 ..     2,327,402.09           -----
September 25, 2018     2,279,326.50           -----
October 25, 2018 .     2,232,203.19           -----
November 25, 2018      2,186,013.77           -----
December 25, 2018      2,140,740.19           -----
January 25, 2019 .     2,096,364.74           -----
February 25, 2019      2,052,870.05           -----
March 25, 2019 ...     2,010,239.09           -----
April 25, 2019 ...     1,968,455.14           -----
May 25, 2019 .....     1,927,501.80           -----
June 25, 2019 ....     1,887,363.00           -----
July 25, 2019 ....     1,848,022.96           -----
August 25, 2019 ..     1,809,466.19           -----
September 25, 2019     1,771,677.52           -----
October 25, 2019 .     1,734,642.05           -----
November 25, 2019      1,698,345.18           -----
December 25, 2019      1,662,772.57           -----
January 25, 2020 .     1,627,910.18           -----
February 25, 2020      1,593,744.21           -----
March 25, 2020 ...     1,560,261.13           -----
April 25, 2020 ...     1,527,447.68           -----
May 25, 2020 .....     1,495,290.85           -----
June 25, 2020 ....     1,463,777.86           -----
July 25, 2020 ....     1,432,896.20           -----
August 25, 2020 ..     1,402,633.59           -----
September 25, 2020     1,372,977.98           -----
October 25, 2020 .     1,343,917.54           -----
November 25, 2020      1,315,440.69           -----
December 25, 2020      1,287,536.06           -----
January 25, 2021 .     1,260,192.49           -----
February 25, 2021      1,233,399.04           -----
March 25, 2021 ...     1,207,144.99           -----
April 25, 2021 ...     1,181,419.81           -----
May 25, 2021 .....     1,156,213.18           -----
June 25, 2021 ....     1,131,514.97           -----
July 25, 2021 ....     1,107,315.24           -----
August 25, 2021 ..     1,083,604.27           -----
September 25, 2021     1,060,372.48           -----
October 25, 2021 .     1,037,610.51           -----
November 25, 2021      1,015,309.18           -----
December 25, 2021        993,459.45           -----
January 25, 2022 .       972,052.49           -----
February 25, 2022        951,079.63           -----
March 25, 2022 ...       930,532.36           -----
April 25, 2022 ...       910,402.33           -----
May 25, 2022 .....       890,681.36           -----
June 25, 2022 ....       871,361.43           -----
July 25, 2022 ....       852,434.66           -----
August 25, 2022 ..       833,893.33           -----
September 25, 2022       815,729.87           -----
October 25, 2022 .       797,936.85           -----
November 25, 2022        780,506.98           -----
December 25, 2022        763,433.13           -----
January 25, 2023 .       746,708.29           -----
February 25, 2023        730,325.58           -----
March 25, 2023 ...       714,278.27           -----
April 25, 2023 ...       698,559.75           -----
May 25, 2023 .....       683,163.52           -----
June 25, 2023 ....       668,083.24           -----
July 25, 2023 ....       653,312.67           -----
August 25, 2023 ..       638,845.70           -----
September 25, 2023       624,676.32           -----
October 25, 2023 .       610,798.67           -----
November 25, 2023        597,206.96           -----
December 25, 2023        583,895.54           -----
January 25, 2024 .       570,858.87           -----
February 25, 2024        558,091.50           -----
March 25, 2024 ...       545,588.10           -----
April 25, 2024 ...       533,343.45           -----
May 25, 2024 .....       521,352.39           -----
June 25, 2024 ....       509,609.92           -----
July 25, 2024 ....       498,111.08           -----
August 25, 2024 ..       486,851.05           -----
September 25, 2024       475,825.07           -----
October 25, 2024 .       465,028.50           -----
November 25, 2024        454,456.76           -----
December 25, 2024        444,105.39           -----
January 25, 2025 .       433,970.00           -----
February 25, 2025        424,046.28           -----
March 25, 2025 ...       414,330.02           -----
April 25, 2025 ...       404,817.07           -----
May 25, 2025 .....       395,503.38           -----
June 25, 2025 ....       386,384.97           -----
July 25, 2025 ....       377,457.94           -----
August 25, 2025 ..       368,718.47           -----
September 25, 2025       360,162.79           -----
October 25, 2025 .       351,787.23           -----
November 25, 2025        343,588.20           -----
December 25, 2025        335,562.14           -----
January 25, 2026 .       327,705.59           -----
February 25, 2026        320,015.15           -----
March 25, 2026 ...       312,487.49           -----
April 25, 2026 ...       305,119.33           -----
May 25, 2026 .....       297,907.48           -----
June 25, 2026 ....       290,848.78           -----
July 25, 2026 ....       283,940.16           -----
August 25, 2026 ..       277,178.59           -----
September 25, 2026       270,561.12           -----
October 25, 2026 .       264,084.83           -----
November 25, 2026        257,746.88           -----
December 25, 2026        251,544.48           -----
January 25, 2027 .       245,474.88           -----
February 25, 2027        239,535.41           -----
March 25, 2027 ...       233,723.43           -----
April 25, 2027 ...       228,036.35           -----
May 25, 2027 .....       222,471.66           -----
June 25, 2027 ....       217,026.88           -----
July 25, 2027 ....       211,699.56           -----
August 25, 2027 ..       206,487.32           -----
September 25, 2027       201,387.83           -----
October 25, 2027 .       196,398.80           -----
November 25, 2027        191,517.98           -----
December 25, 2027        186,743.16           -----
January 25, 2028 .       182,072.19           -----
February 25, 2028        177,502.95           -----
March 25, 2028 ...       173,033.37           -----
April 25, 2028 ...       168,661.41           -----
May 25, 2028 .....       164,385.07           -----
June 25, 2028 ....       160,202.41           -----
July 25, 2028 ....       156,111.50           -----
August 25, 2028 ..       152,110.47           -----
September 25, 2028       148,197.48           -----
October 25, 2028 .       144,370.71           -----
November 25, 2028        140,628.40           -----
December 25, 2028        136,968.82           -----
January 25, 2029 .       133,390.26           -----
February 25, 2029        129,891.05           -----
March 25, 2029 ...       126,469.57           -----
April 25, 2029 ...       123,124.21           -----
May 25, 2029 .....       119,853.40           -----
June 25, 2029 ....       116,655.61           -----
July 25, 2029 ....       113,529.31           -----
August 25, 2029 ..       110,473.04           -----
September 25, 2029       107,485.35           -----
October 25, 2029 .       104,564.81           -----
November 25, 2029        101,710.03           -----
December 25, 2029         98,919.65           -----
January 25, 2030 .        96,192.33           -----
February 25, 2030         93,526.75           -----
March 25, 2030 ...        90,921.64           -----
April 25, 2030 ...        88,375.74           -----
May 25, 2030 .....        85,887.80           -----
June 25, 2030 ....        83,456.63           -----
July 25, 2030 ....        81,081.02           -----
August 25, 2030 ..        78,759.83           -----
September 25, 2030        76,491.92           -----
October 25, 2030 .        74,276.16           -----
November 25, 2030         72,111.46           -----
December 25, 2030         69,996.76           -----
January 25, 2031 .        67,931.00           -----
February 25, 2031         65,913.14           -----
March 25, 2031 ...        63,942.19           -----
April 25, 2031 ...        62,017.16           -----
May 25, 2031 .....        60,137.07           -----
June 25, 2031 ....        58,300.97           -----
July 25, 2031 ....        56,507.94           -----
August 25, 2031 ..        54,757.06           -----
September 25, 2031        53,047.44           -----
October 25, 2031 .        51,378.21           -----
November 25, 2031         49,748.50           -----
December 25, 2031         48,157.48           -----
January 25, 2032 .        46,604.32           -----
February 25, 2032         45,088.21           -----
March 25, 2032 ...        43,608.37           -----
April 25, 2032 ...        42,164.02           -----
May 25, 2032 .....        40,754.40           -----
June 25, 2032 ....        39,378.76           -----
July 25, 2032 ....        38,036.38           -----
August 25, 2032 ..        36,726.55           -----
September 25, 2032        35,448.56           -----
October 25, 2032 .        34,201.73           -----
November 25, 2032         32,985.38           -----
December 25, 2032         31,798.86           -----
January 25, 2033 .        30,641.53           -----
February 25, 2033         29,512.75           -----
March 25, 2033 ...        28,411.90           -----
April 25, 2033 ...        27,338.39           -----
May 25, 2033 .....        26,291.60           -----
June 25, 2033 ....        25,270.97           -----
July 25, 2033 ....        24,275.92           -----
August 25, 2033 ..        23,305.90           -----
Septembe 25, 2033         22,360.35           -----
October 25, 2033 .        21,438.75           -----
November 25, 2033         20,540.57           -----
December 25, 2033         19,665.29           -----
January 25, 2034 .        18,812.41           -----
February 25, 2034         17,982.55           -----
March 25, 2034 ...        17,174.08           -----
April 25, 2034 ...        16,386.52           -----
May 25, 2034 .....        15,619.43           -----
June 25, 2034 ....        14,872.34           -----
July 25, 2034 ....        14,144.80           -----
August 25, 2034 ..        13,436.39           -----
September 25, 2034        12,746.69           -----
October 25, 2034 .        12,075.26           -----
November 25, 2034         11,421.70           -----
December 25, 2034         10,785.62           -----
January 25, 2035 .        10,166.63           -----
February 25, 2035          9,564.33           -----
March 25, 2035 ...         8,978.36           -----
April 25, 2035 ...         8,408.34           -----
May 25, 2035 .....         7,853.92           -----
June 25, 2035 ....         7,314.74           -----
July 25, 2035 ....         6,790.46           -----
August 25, 2035 ..         6,281.63           -----
September 25, 2035         5,787.00           -----
October 25, 2035 .         5,306.25           -----
November 25, 2035          4,839.05           -----
December 25, 2035          4,385.11           -----
January 25, 2036 .         3,944.12           -----
February 25, 2036          3,515.77           -----
March 25, 2036 ...         3,099.79           -----
April 25, 2036 ...         2,699.73           -----
May 25, 2036 .....         2,311.35           -----
June 25, 2036 ....         1,934.56           -----
July 25, 2036 ....         1,568.90           -----
August 25, 2036 ..         1,214.12           -----
September 25, 2036           869.96           -----
October 25, 2036 .           536.17           -----
November 25, 2036            212.51           -----
December 25, 2036                 0           -----